REGISTRATION AND REPORTING UNDER
THE SECURITIES EXCHANGE ACT OF 1934
CURRENT REPORTS ON FORM 8-K

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):   September 2, 2004

    Berkshire Income Realty, Inc.
(Exact name of registrant as specified in its charter)

Maryland	001-31659	32-0024337
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
One Beacon Street, Boston, Massachusetts		02108
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:    (617) 523-7722

   Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On September 2, 2004, the Registrant, through newly formed subsidiaries of its operating partnership Berkshire Income Realty - OP, L.P., entered into four Purchase and Sale Agreements with unrelated third parties (collectively the "Seller") to purchase the following multi-family apartment communities:

Multifamily Apartment Community	Units	Purchase Price	Seller
Trellis at Lee's Mill (Newport News, VA)	176	$ 8,825,000	F.C. Trellis Associates, L.P.
Bridgewater on the Lake (Hampton, VA)	216	$18,950,000	F.C. Bridgewater Associates, L.P.
Arboretum Place (Newport News, VA)	184	$10,575,000	F.C. Arboretum Associates, L.P.
Silver Hill at Arboretum (Newport News, VA)	153	$ 4,350,000	F.C. Silver Hill Associates, L.P.

The purchase and sale agreements provide for an Inspection Period of thirty (30) days and call for closing 15 days after the later of (a) the expiration of the Inspection period or (b) the date the conditions precedent to closing have been satisfied.

Among other things, each Purchase and Sale Agreement is conditioned upon the satisfaction of any and all contingencies affecting the other Purchase and Sale Agreements. Further, the Purchase and Sale Agreements related to Trellis at Lee’s Mill and Bridgewater on the Lake are contingent upon each closing simultaneously with the other.

The Company has also entered into a Purchase and Sale Agreement with the Seller to purchase a certain tract of land located in Newport News, Virginia and containing approximately seven (7) acres of land for a purchase price of $1,500,000.00. The seller of the land is F.C. Arboretum Land Associates, L.P.

The Company has not completed its inspections of the properties or the land and there is no assurance that the contemplated purchases will occur.

Item 9.01. Financial Statements and Exhibits

Exhibits

Exhibit 1.1	Purchase and Sale Agreement dated September 2, 2004, between F.C. Trellis Associates, L.P. and BIR Trellis, L.L.C.
Exhibit 1.2	Purchase and Sale Agreement dated September 2, 2004, between F.C. Bridgewater Associates, L.P. and BIR Bridgewater, L.L.C.
Exhibit 1.3	Purchase and Sale Agreement dated September 2, 2004, between F.C. Arboretum Associates, L.P. and BIR Arboretum, L.L.C.
Exhibit 1.4	Purchase and Sale Agreement dated September 2, 2004, between F.C. Silver Hill Associates, L.P. and BIR Silver Hill, L.L.C.
Exhibit 1.5	Purchase and Sale Agreement dated September 2, 2004, between F.C. Arboretum Land Associates, L.P. and BIR Arboretum Development, L.L.C.